FOR IMMEDIATE RELEASE              FOR FURTHER INFORMATION CONTACT:
---------------------              --------------------------------
April 18, 2006                     Vito S. Pantilione, President and CEO
                                   Ernest D. Huggard, Senior Vice President, CFO
                                   (856) 256-2500


               Parke Bancorp, Inc. Reports Income Increase of 47%

         Washington Township, New Jersey -- April 18, 2006 - Parke Bancorp, Inc. (Nasdaq: "PKBK"), Washington Township, New Jersey, today announced net earnings of $1,075,463, or $0.33 fully diluted earnings per share, for the quarter ended March 31, 2006, compared to net earnings of $732,017, or $0.23 fully diluted earnings per share, for the quarter ended March 31, 2005. The $343,446, or 46.9%, increase in net earnings is attributable primarily to increases in net interest income of $724,223, or 29.8%, to $3,155,509 for the quarter ended March 31, 2006, as compared to net interest income of $2,431,286 for the quarter ended March 31, 2005.

         Total assets grew by $11,361,057, or 3.8%, to $309,171,501 at March 31,
2006, compared to $297,810,444 at December 31, 2005. This increase was primarily due to strong loan growth of $12,931,442, or 5.0%, resulting in total loans of $271,966,530 at March 31, 2006, as compared to total loans of $259,035,088 at December 31, 2005. Investment securities decreased $896,995, or 3.7%, from $24,428,785 at December 31, 2005, to $23,531,790 at March 31, 2006. The
allowance for loan losses increased by 6.6%, or $235,000, to $3,808,812, or 1.4%, of total loans at March 31, 2006.

         Deposits increased by a robust $16,260,287, or 7.0%, to $248,316,595 at March 31, 2006, from $232,056,308 at December 31, 2005. Borrowings decreased by $6,188,132, or 17.2%, to $29,778,728 at March 31, 2006 from $35,966,860 at
December 31, 2005.

         Interest income increased $1,873,010, or 50.7%, to $5,569,497 for the quarter ended March 31, 2006, as compared to interest income of $3,696,487 for the same quarter in 2005. Interest expense also increased from $1,265,201 for the quarter March 31, 2005 to $2,413,988 for the quarter ended March 31, 2006, which represents an increase of 90.8%, or $1,148,787. The continued deposit growth and rising interest rates attributed to the increase in interest expense.

         Non-interest expense increased 21.4%, or $242,834, to $1,376,676 for the quarter ended March 31, 2006, from $1,133,842 for the quarter ended March 31, 2005. The increase is primarily attributable to the additional employees added to provide enhanced customer service necessary due to our growth.

         According to our President and CEO, Vito Pantilione, "The gains reflect our continued overall growth strategy. We have maintained asset quality and enhanced our customer base with exceptional deposit products. Our stock dividend that will be paid later this week substantiates the Company's commitment to our stockholders."

         Parke Bancorp, Inc. was incorporated in January 2005. It commenced operations on June 1, 2005 with the acquisition of Parke Bank. Comparisons to 2005 interim period financial data relate to the financial condition and results of operations of Parke Bank. Parke Bancorp maintains its principal office at 601 Delsea Drive, Washington Township, New Jersey. It conducts its bank business through branch offices located in Northfield, New Jersey and two branch offices located in Washington Township, New Jersey. In addition, the bank opened a loan production office in Philadelphia in February 2004. Parke Bank is a full service commercial bank, with an emphasis on providing personal and business financial services to individuals and small to mid-sized businesses in Gloucester, Atlantic and Cape May counties in New Jersey and the Philadelphia area in Pennsylvania. Parke Bank's deposits are insured up to the maximum legal amount by the Federal Deposit Insurance Corporation (FDIC). Parke Bancorp's common stock is traded on the Nasdaq Stock Market under the symbol "PKBK."


  SELECTED FINANCIAL CONDITION DATA


-------------------------------------------------------------------------------------------------------------
                                                                March 31,          December 31,   Change
-------------------------------------------------------------------------------------------------------------
                                                                   2006                2005          %
-------------------------------------------------------------------------------------------------------------
                                                             (in thousands)      (in thousands)
-------------------------------------------------------------------------------------------------------------
Total assets                                                    $309,172             $297,810      3.8%
-------------------------------------------------------------------------------------------------------------
Cash and cash equivalents                                         $4,446               $4,380      1.5%
-------------------------------------------------------------------------------------------------------------
Investment securities                                            $23,532              $24,429     (3.7)%
-------------------------------------------------------------------------------------------------------------
Loans receivable, net                                           $268,158             $255,461      5.0%
-------------------------------------------------------------------------------------------------------------
Deposits                                                        $248,317             $232,056      7.0%
-------------------------------------------------------------------------------------------------------------
Other borrowings                                                 $29,779              $35,967     (17.2)%
-------------------------------------------------------------------------------------------------------------
Stockholders' equity                                             $28,485              $27,193      4.8%
-------------------------------------------------------------------------------------------------------------

  SELECTED FINANCIAL RATIOS

-------------------------------------------------------------------------------------------------------------
                Three months ended                                 March               March
-------------------------------------------------------------------------------------------------------------
                                                                   2006                2005
-------------------------------------------------------------------------------------------------------------
Return on average assets                                            1.4%                 1.3%
-------------------------------------------------------------------------------------------------------------
Return on average equity                                           15.4%                12.5%
-------------------------------------------------------------------------------------------------------------
Interest rate spread                                                3.8%                 4.1%
-------------------------------------------------------------------------------------------------------------
Net interest rate margin                                            4.3%                 4.5%
-------------------------------------------------------------------------------------------------------------
Efficiency ratio                                                   40.4%                43.9%
-------------------------------------------------------------------------------------------------------------

  SELECTED OPERATIONS DATA

-------------------------------------------------------------------------------------------------------------
            Three months ended                                  March 31,            March 31,    Change
-------------------------------------------------------------------------------------------------------------
                                                                   2006                2005          %
-------------------------------------------------------------------------------------------------------------
                                                             (in thousands)      (in thousands)
-------------------------------------------------------------------------------------------------------------
Interest and dividend income                                      $5,569               $3,696      50.7%
-------------------------------------------------------------------------------------------------------------
Interest expense                                                  $2,413               $1,265      90.8%
-------------------------------------------------------------------------------------------------------------
   Net interest income                                            $3,156               $2,431      29.8%
-------------------------------------------------------------------------------------------------------------
Provision for loan losses                                           $235                 $232      1.3%
-------------------------------------------------------------------------------------------------------------
Net interest income after
-------------------------------------------------------------------------------------------------------------
   provision for loan losses                                      $2.921               $2,199      32.8%
-------------------------------------------------------------------------------------------------------------
Non-interest income                                                 $256                 $153      67.3%
-------------------------------------------------------------------------------------------------------------
Non-interest expense                                              $1,377               $1,134      21.4%
-------------------------------------------------------------------------------------------------------------
Income before income taxes                                        $1,800               $1,218      47.8%
-------------------------------------------------------------------------------------------------------------
Provision for income taxes                                          $724                 $486      49.0%
-------------------------------------------------------------------------------------------------------------
Net income                                                        $1,075                 $732      46.9%
-------------------------------------------------------------------------------------------------------------


-------------------------------------------------------------------------------------------------------------
Basic income per share                                              $.39                 $.28      39.3%
-------------------------------------------------------------------------------------------------------------
Diluted income per share                                            $.33                 $.23      43.5%
-------------------------------------------------------------------------------------------------------------

-------------------------------------------------------------------------------------------------------------
Weighted shares - basic                                        2,786,659            2,645,734
-------------------------------------------------------------------------------------------------------------
Weighted shares - diluted                                      3,283,338            3,153,211
-------------------------------------------------------------------------------------------------------------

  ASSET QUALITY DATA

-------------------------------------------------------------------------------------------------------------
                                                                 March 31,          December 31,
-------------------------------------------------------------------------------------------------------------
                                                                    2006                 2005
-------------------------------------------------------------------------------------------------------------
                                                              (in thousands)       (in thousands)
-------------------------------------------------------------------------------------------------------------
Allowance for loan losses                                         $3,809               $3,574
-------------------------------------------------------------------------------------------------------------
Percentage of allowance for
-------------------------------------------------------------------------------------------------------------
   loan losses of total loans                                       1.4%                 1.4%
-------------------------------------------------------------------------------------------------------------
Non-accrual loans                                                 $1,972               $1,935
-------------------------------------------------------------------------------------------------------------
Real estate owned                                                 None                 None
-------------------------------------------------------------------------------------------------------------


         This release may contain forward-looking statements. We caution that such statements may be subject to a number of uncertainties and actual results could differ materially and, therefore, readers should not place undue reliance on any forward-looking statements. Parke Bancorp, Inc. does not undertake, and specifically disclaims, any obligation to publicly release the results of any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.